                                                                   EXHIBIT 10.34


                                  DEED OF LEASE

                                     BETWEEN


                         FAIR GROVE PROPERTIES, L.L.C.,

                                  as Landlord,


                                       AND


                                   QORUS.COM,

                                    as Tenant




                               Dated: June 5, 2000




                              For Premises Located

                           At 11320 Random Hills Road
                             Fairfax, Virginia 22030

                                TABLE OF CONTENTS


ARTICLE 1:        BASIC LEASE PROVISIONS..........................................................................1

     1.1      Premises............................................................................................1
     1.2      Building............................................................................................1
     1.3      Term................................................................................................1
     1.4      Commencement Date...................................................................................1
     1.5      Expiration Date.....................................................................................1
     1.6      Base Rent...........................................................................................1
     1.7      Security Deposit....................................................................................1
     1.8      Advance Rent........................................................................................1
     1.9      Base Year...........................................................................................1
     1.10     Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes............................2
     1.11     Parking Space Allocation............................................................................2
     1.12     Permitted Use.......................................................................................2
     1.13     Broker(s)...........................................................................................2
     1.14     Landlord's Address..................................................................................2
     1.15     Tenant's Address....................................................................................2

ARTICLE 2:        DEFINITIONS.....................................................................................2

     2.1      Agents..............................................................................................3
     2.2      Alterations.........................................................................................3
     2.3      Calendar Year.......................................................................................3
     2.4      Common Area.........................................................................................3
     2.5      Interest Rate.......................................................................................3
     2.6      Land................................................................................................3
     2.7      Lease Year..........................................................................................3
     2.8      Mortgage............................................................................................3
     2.9      Mortgagee...........................................................................................3
     2.10     Parking Facilities..................................................................................3
     2.11     Rent................................................................................................3
     2.12     Substantial Completion..............................................................................4
     2.13     Substantial Part....................................................................................4

ARTICLE 3:        THE PREMISES....................................................................................4

     3.1      Lease of Premises...................................................................................4
     3.2      Landlord's Reservations.............................................................................4

ARTICLE 4:        TERM............................................................................................4

     4.1      Commencement and Expiration Dates...................................................................4
     4.2      Delayed Possession..................................................................................5

ARTICLE 5:        RENT............................................................................................5

     5.1      Base Rent...........................................................................................5
     5.2      Additional Rent.....................................................................................5

ARTICLE 6:        SECURITY DEPOSIT................................................................................5

ARTICLE 7:        OPERATING EXPENSES..............................................................................6

     7.1      Tenant's Proportionate Share of Operating Expenses..................................................6
     7.2      Operating Expenses Defined..........................................................................6
     7.3      Exclusions from operating Expenses..................................................................8
     7.4      Estimated Payments..................................................................................8
     7.5      Actual Operating Expenses...........................................................................8

ARTICLE 8:        TAXES...........................................................................................8

ARTICLE 9:        PARKING.........................................................................................9

     9.1      Parking Spaces......................................................................................9
     9.2      Changes to Parking Facilities.......................................................................9

ARTICLE 10:       USE.............................................................................................9

ARTICLE 11:       ASSIGNMENT AND SUBLETTING......................................................................10

     11.1     Assignment.........................................................................................10
     11.2     Subletting.........................................................................................10
     11.3     Effect.............................................................................................10
     11.4     Surrender..........................................................................................10

ARTICLE 12:       MAINTENANCE AND REPAIR.........................................................................11

     12.1     Landlord's Obligation..............................................................................11
     12.2     Tenant's Obligation................................................................................11
     12.3     Landlord's Right to Maintain or Repair.............................................................11

ARTICLE 13:       INITIAL CONSTRUCTION; ALTERATIONS..............................................................11

     13.1     Initial Construction...............................................................................11
     13.2     Alterations........................................................................................12
     13.3     Liens..............................................................................................12
     13.4     Removal of Alterations.............................................................................12
     13.5     Landlord Alterations...............................................................................13

ARTICLE 14:       SIGNS..........................................................................................13

ARTICLE 15:       TENANT'S EQUIPMENT AND PROPERTY................................................................13

     15.1     Moving Tenant's Property...........................................................................13
     15.2     Installing and Operating Tenant's Equipment........................................................13

ARTICLE 16:       RIGHT OF ENTRY.................................................................................14

ARTICLE 17:       INSURANCE......................................................................................14

     17.1     Insurance Rating...................................................................................14
     17.2     Liability Insurance................................................................................14
     17.3     Insurance for Personal Property....................................................................14
     17.4     Requirements of Insurance Coverage.................................................................15
     17.5     Waiver of Subrogation..............................................................................15
     17.6     Security...........................................................................................15
     17.7     Landlord's Insurance...............................................................................15

ARTICLE 18:       LANDLORD SERVICES AND UTILITIES................................................................15

     18.1     Ordinary Services to the Premises..................................................................15
     18.2     After-Hours Services to the Premises...............................................................16
     18.3     Utility Charges....................................................................................16

ARTICLE 19:       LIABILITY OF LANDLORD..........................................................................16

     19.1     No Liability.......................................................................................16
     19.2     Indemnity..........................................................................................17

ARTICLE 20:       RULES AND REGULATIONS..........................................................................17

ARTICLE 21:       DAMAGE; CONDEMNATION...........................................................................17

     21.1     Damage to the Premises.............................................................................17
     21.2     Condemnation.......................................................................................18

ARTICLE 22:       DEFAULT........................................................................................18

     22.1     Events of Default..................................................................................18
     22.2     Landlord's Remedies................................................................................19
     22.3     Rights Upon Possession.............................................................................20
     22.4     No Waiver..........................................................................................20
     22.5     Right of Landlord to Cure Tenant's Default.........................................................20
     22.6     Late Payment.......................................................................................20
     22.7     Landlord Default...................................................................................20

ARTICLE 23:       MORTGAGES......................................................................................21

     23.1     Subordination......................................................................................21
     23.2     Mortgagee Protection...............................................................................21
     23.3     Modification Due to Financing......................................................................21

ARTICLE 24:       SURRENDER; HOLDING OVER........................................................................22

     24.1     Surrender of the Premises..........................................................................22
     24.2     Holding Over.......................................................................................22

ARTICLE 25:       QUIET ENJOYMENT................................................................................22

ARTICLE 26:       HAZARDOUS MATERIALS............................................................................22

     26.1     Prohibition........................................................................................22
     26.2     Compliance.........................................................................................23
     26.3     No Contamination...................................................................................23
     26.4     Disclosure.........................................................................................23
     26.5     Definition.........................................................................................23
     26.6     Indemnity..........................................................................................23

ARTICLE 27:       MISCELLANEOUS..................................................................................24

     27.1     No Representations by Landlord.....................................................................24
     27.2     No Partnership.....................................................................................24
     27.3     Brokers............................................................................................24
     27.4     Estoppel Certificate...............................................................................24
     27.5     Waiver of Jury Trial...............................................................................24
     27.6     Notices............................................................................................25
     27.7     Invalidity of Particular Provisions................................................................25
     27.8     Gender and Number..................................................................................25
     27.9     Benefit and Burden.................................................................................25
     27.10    Entire Agreement...................................................................................25
     27.11    Authority..........................................................................................25
     27.12    Attorneys' Fees....................................................................................26
     27.13    Interpretation.....................................................................................26
     27.14    No Personal Liability Sale.........................................................................26
     27.15    Time of the Essence................................................................................26
     27.16    Force Majeure......................................................................................26
     27.17    Headings...........................................................................................26
     27.18    Memorandum of Lease................................................................................26
     27.19    Landlord's Relocation Option.......................................................................27
     27.20    Attorney-in-Fact...................................................................................27
     27.21    Effectiveness......................................................................................27

                                LIST OF EXHIBITS

Exhibit A         Plan Showing Premises
Exhibit B         Rules and Regulations
Exhibit C         Declaration of Commencement Date

                                  DEED OF LEASE

     THIS DEED OF LEASE (this "Lease") is made as of the 5th day of June, 2000 (the "Date of Lease"), by FAIR GROVE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord"), and QORUS.COM, a _______________ ("Tenant").

     Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

ARTICLE 1: BASIC LEASE PROVISIONS

     The following terms, when used herein, shall have the meanings set forth below.

     1.1 Premises. Approximately 4,643 rentable square feet, known as Suite 590 and located on the fifth (5th) floor of the Building as outlined on Exhibit A attached hereto and made a part hereof.

     1.2 Building. The building containing approximately 135,807 rentable square feet and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of Fair Oaks Commerce Center, 11320 Random Hills Road, Fairfax, Virginia 22030.

     1.3 Term. Five (5) years.

     1.4 Commencement Date. June 1, 2000, subject to adjustment as set forth in
Article 4.

     1.5 Expiration Date. May 31, 2005, subject to adjustment as set forth in
Article 4.

     1.6 Base Rent. $27.00 for each rentable square foot of the Premises for the first Lease Year, payable in equal monthly installments, in accordance with the schedule below. The Base Rent shall be increased annually by an amount equal to three percent (3%) of the previous Lease Year Base Rent commencing the second Lease Year in accordance with the following schedule:

Lease Year       Annual Base Rent       Monthly Installment
----------       ----------------       -------------------
1                $125,361.00            $10,446.75
2                $129,121.83            $10,760.15
3                $132,995.48            $11,082.96
4                $136,985.35            $11,415.45
5                $141,094.91            $11,757.91

     1.7 Security Deposit. $62,680.50 cash, in accordance with Article 6.

     1.8 Advance Rent. N/A

     1.9 Base Year. The Base Year for calculation of Operating Expenses and Real Estate Taxes shall be Calendar Year 2000.

     1.10 Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes. 3.42%

     1.11 Parking Space Allocation. Not more than fifteen (15) spaces, which shall be in unreserved, non-exclusive parking spaces available in the Parking Facilities.

     1.12 Permitted Use. General office use and related general office uses; however, such uses shall not include any use that would cause the Premises to be deemed a "place of public accommodation" under the Americans with Disabilities Act of 1990.

     1.13 Broker(s). Landlord's: Insignia/ESG, Inc. Tenant's: Grubb & Ellis.

     1.14 Landlord's Address.

          Fair Grove Properties, L.L.C.
          c/o Insignia/ESG, Inc.
          15245 Shady Grove Road, Suite 165
          Rockville, Maryland 20850

          With a copy to:

          Insignia/ESG, Inc.
          2750 Prosperity Avenue, Suite 250
          Fairfax, Virginia 22031
          Attn: Rick Swagerty

     1.15 Tenant's Address.

          Before occupancy:

          Qorus.com
          11350 Random Hills Road, Suite 600
          Fairfax, Virginia 22030
          Attn: Jim Blaisdell

          After Occupancy:

          Qorus.com
          11320 Random Hills Road, Suite 590
          Fairfax, Virginia 22030
          Attn: Jim Blaisdell

ARTICLE 2: DEFINITIONS

     The following terms, when used herein, shall have the meanings set forth below.

     2.1 Agents. Officers, partners, directors, employees, agents, licensees, customers, contractors and invitees.

     2.2 Alterations. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior or otherwise.

     2.3 Calendar Year. A period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

     2.4 Common Area. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and Parking Facilities.

     2.5 Interest Rate. Per annum interest rate listed as the prime rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus three percent (3%), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord's sole discretion a similar publication which publishes such rates.

     2.6 Land. The piece or parcel of land upon which the Building is located and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Building.

     2.7 Lease Year. Each consecutive twelve (12) month period elapsing after
(i) the Commencement Date if the Commencement Date occurs on the first day of a month, or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month.

     2.8 Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

     2.9 Mortgagee. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

     2.10 Parking Facilities. All parking areas now or hereafter made available by Landlord for use by tenants, including, without limitation, open-air parking, parking decks and parking areas under or within the Building, whether reserved, exclusive, non-exclusive or otherwise.

     2.11 Rent. Base Rent and Additional Rent.

     2.12 Substantial Completion. As defined in the Work Agreement attached hereto and made a part hereof as Exhibit B.

     2.13 Substantial Part. More than fifty percent (50%) of the rentable square feet of the Premises or the Building, as the case may be.

ARTICLE 3: THE PREMISES

     3.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Common Area. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its sole discretion, shall determine; provided, however, such exclusive right shall not operate to prohibit Tenant from its use of the Premises for the Permitted Use. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Building.

     3.2 Landlord's Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the street address and/or name of the Building, (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Building's tenants in and through the Premises, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, (iv) to establish a condominium regime for the Building, the Land and/or the Common Area and to include the Premises therein and (v) to control the use of the roof and exterior walls of the Building for any purpose. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

ARTICLE 4: TERM

     4.1 Commencement and Expiration Dates. The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. If Substantial Completion of the Premises has not occurred on the date set forth in Article 1 as the Commencement Date, or if Tenant uses or accepts the Premises before the date set forth in Article 1 as the Commencement Date, then the Commencement Date shall be the earlier of (i) the date of Substantial Completion or (ii) the date upon which Tenant uses or accepts the Premises (e.g. by the moving of any furnishings or other personalty into the Premises). In such event, the Expiration Date shall be adjusted accordingly so that the period of the Term is not changed. If requested by Landlord, Tenant shall within fifteen (15) days of such request sign a declaration acknowledging the Commencement Date and the Expiration Date in the form attached hereto and made a part hereof as Exhibit D.

     4.2 Delayed Possession. In the event that Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date set forth in
Article 1, Landlord shall not be liable or responsible for any claims, damages or losses arising in connection with such delay in possession, and Tenant shall not be excused or released from any obligation under this Lease as a result of any delay in delivery or possession of the Premises: provided however that, unless a delay in Landlord's delivery of possession of the Premises is caused by Tenant, Tenant shall not be required to pay Rent until Landlord delivers possession of the Premises to Tenant.

ARTICLE 5: RENT

     5.1 Base Rent. Tenant shall pay to Landlord the Base Rent as specified in
Section 1.6. Base Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Base Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar month, Base Rent prorated from such date until the first day of the following month) shall be due and payable on the full execution and delivery of this Lease. Tenant shall pay the Base Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

     5.2 Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Base Rent.

ARTICLE 6: SECURITY DEPOSIT

     Simultaneously with the execution of this Lease, Tenant shall deposit the Security Deposit with Landlord, which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations and covenants under this Lease. Subject to Landlord's annual review and approval, in Landlord's sole discretion, of Tenant's financial information, on the anniversary of each Lease Year during the Term, Landlord shall reduce the Security Deposit by the amount of one month's rent. There shall be a maximum of four (4) such annual financial reviews and potential reductions in Security Deposit, leaving a minimum of at least two month's rent as the Security Deposit hereunder. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall conduct a "Post Move-Out Inspection" of the Premises within fifteen (15) days after the Expiration Date or earlier termination of this Lease and, subject to the results of such Post Move-Out Inspection, shall return the Security Deposit to Tenant within thirty (30) days after the Expiration Date or earlier termination of this Lease.

ARTICLE 7: OPERATING EXPENSES

     7.1 Tenant's Proportionate Share of Operating Expenses. Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of the amount by which the operating Expenses during each Calendar Year exceed the operating Expenses during the Base Year. In the event that the Commencement Date or the Expiration Date are other than the first day of a Calendar Year then Tenant's Proportionate Share of the Operating Expenses shall be adjusted to reflect the actual period of occupancy during the Calendar Year.

     7.2 Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Building (which expressly includes the Land, the Building and the Common Area), if the Building is less than ninety-five percent (95%) occupied, including all additional costs and expenses of operation, management and maintenance of the Building which Landlord determines that it would have paid or incurred during any Calendar Year if the Building had been ninety-five percent (95%) occupied. Operating Expenses shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

          (i) Wages and salaries of all employees, including without limitation an on-site management agent and staff, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security of the Building and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, travel, auto and insurance and benefits;

          (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building;

          (iii) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to or paid directly by, a tenant of the Building;

          (iv) All insurance purchased by Landlord or the Building's management company relating to the Land, the Building and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

          (v) All repairs to the Building (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or non-structural, and regardless of whether foreseen or unforeseen;

          (vi) All maintenance of the Building, including, without limitation, painting, ice and snow removal, landscaping, groundskeeping and the patching, painting and resurfacing of driveways and parking lots;

          (vii) A management fee payable to Landlord or the company or companies managing the Building including but not limited to a separate fee for the Parking Facilities, if any;

          (viii) All maintenance, operation and service agreements for the Building, and any equipment related thereto, (excluding those paid for by Tenant or any third parties other than as a part of Operating Expenses);

          (ix) Accounting and legal fees incurred in connection with the operation and maintenance of the Building or related thereto;

          (x) Any additional services not provided to the Building at the Commencement Date but thereafter provided by Landlord as Landlord shall deem necessary or desirable in connection with the management or operation of the Building;

          (xi) All condominium dues and/or property owner's association dues and related charges and all assessments, whether general, special or otherwise, levied against Landlord or the Building pursuant to any condominium regime or any declaration or other instrument affecting the Building or any part or component thereof;

          (xii) All computer rentals for energy management or security monitoring systems, if any;

          (xiii) Any capital improvements made to the Building after the Commencement Date (other than those made for the addition of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its lease), for the purpose of reduction of Operating Expenses or made in order to comply with applicable laws imposed upon the Building, the cost of which shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements; and

          (xiv) Other expenses and costs reasonably necessary for operating and maintaining the Building.

     7.3 Exclusions from operating Expenses. Operating Expenses shall not include the following: (i) Legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Building; (ii) Costs and expenses of alterations or improvements of the Premises or the leasehold premises of other individual tenants; (iii) Costs of correcting defects in, or inadequacy of, the design or construction of the Building or the materials used in the construction of the Building or the equipment or appurtenances thereto to the extent covered by warranties and recovered by Landlord; and (iv) Depreciation, interest and principal payments on mortgages and other debt costs, if any, other than amortization of and the interest factor attributable to permitted capital improvements.

     7.4 Estimated Payments. Landlord shall submit to Tenant, before the beginning of each Calendar Year, a statement of Landlord's estimate of the Operating Expenses payable by Tenant during such Calendar Year. In addition to the Base Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) the estimated operating Expenses payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord's estimate of the Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expenses due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

     7.5 Actual Operating Expenses. Within one hundred twenty (120) days after the end of each Calendar Year, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such Calendar Year and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed the Operating Expenses during the Base Year. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Operating Expenses during the Base Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Operating Expenses during the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of operating Expenses shall survive the expiration or termination of this Lease.

ARTICLE 8: TAXES.

     Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of the amount by which Real Estate Taxes during each Calendar Year exceed the Real Estate Taxes during the Base Year. In the event the Commencement Date or the Expiration Date are other than the first
(1st) day of a Calendar Year, the Tenant's Proportionate

Share of Real Estate Taxes shall be adjusted to reflect the actual period of occupancy during the Calendar Year. "Real Estate Taxes" shall mean all taxes and assessments, including but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building and the Land and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes, including, without limitation, road improvement assessments, special use area assessments and school district assessments. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then the amount of such refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received. Landlord shall charge Tenant for its Proportionate Share of Real Estate Taxes in accordance with the procedures established under Sections 7.4 and 7.5 for payment of operating Expenses.

ARTICLE 9: PARKING

     9.1 Parking Spaces. Tenant and its Agents shall have the right to use the Parking Space Allocation. If Landlord shall determine that Tenant and its Agents are using parking spaces in excess of the Parking Space Allocation and Tenant fails to remedy such excess use within fifteen (15) days following written notice from Landlord, such excess use shall be an Event of Default giving rise to the remedies set forth in Article 22.

     9.2 Changes to Parking Facilities. Landlord shall have the right, from time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide alternative Parking Facilities.

ARTICLE 10: USE

     Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose, or for any use that would cause the Premises to be deemed a "place of public accommodation" under the Americans With Disabilities Act of 1990, without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state or local authority having jurisdiction over the Premises, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building.

ARTICLE 11: ASSIGNMENT AND SUBLETTING

     11.1 Assignment. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or any part thereof, nor shall any assignment or transfer of this Lease be effected by operation of law or otherwise, without the prior written consent of Landlord which may be granted or withheld in Landlord's reasonable discretion. For purposes of the foregoing prohibitions, a transfer at any one time or from time to time of twenty percent (20%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Date of Lease shall be deemed to be an assignment of this Lease.

     11.2 Subletting. Tenant shall not sublet or rent or permit a third party to occupy or use the Premises, or any part thereof, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's reasonable discretion.

     11.3 Effect. If Landlord consents to the proposed assignment, transfers or subletting, the initial Tenant and any Guarantor shall remain liable under this Lease and the initial Tenant shall pay to Landlord the Rent and fifty percent (50$) of any amount of rent or other sums directly or indirectly received by Tenant from any subtenant, assignee or transferee which exceeds the Rent. Any assignment, transfer, mortgage, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the Rent and fifty percent (50%) of the rent and other sums which exceed the Rent due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay the Rent and fifty percent (50%) of the rent or other sums which exceed the Rent directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting the Rent and fifty percent (50%) of such rent and other sums which exceed the Rent from subtenants or other occupants, but not from assignees, who shall pay rent and other sums under this Lease directly to Landlord.

     11.4 Surrender. Notwithstanding the foregoing, in the event of a proposed assignment or subletting, Landlord shall have the right, by notice to Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises, and to require that all or part, as the case may be, of the

Premises be surrendered to Landlord for the balance of the Term. Tenant shall be released from its obligations under this Lease (or its pro-rata portion thereof in the event of a partial termination) as a result of such termination by Landlord.

ARTICLE 12: MAINTENANCE AND REPAIR

     12.1 Landlord's Obligation. As long as no Event of Default has occurred and is continuing, Landlord shall keep and maintain in good repair and working order the Building, the Common Area, the mechanical and electrical systems of the Building, and the equipment within and serving the Premises and the Building (excluding Tenant's leasehold improvements in the Premises) that are required for the normal maintenance and operation of the Premises and the Building. The cost of such maintenance and repairs to the Building and said equipment shall be included in the operating Expenses and paid by Tenant as provided in Article 7 herein. Tenant shall immediately give Landlord written notice of any defect or need for repairs. After such notice, Landlord shall have a reasonable opportunity to repair or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     12.2 Tenant's Obligation. Tenant shall, at its own expense, maintain all of Tenant's leasehold improvements in the Premises and other real and personal property within the Premises in good condition, promptly making all necessary repairs and replacements. Tenant shall repair at its expense, any and all damage caused by Tenant or Tenant's agents, contractors or subcontractors to the Building, the Common Area, or the Premises, including equipment within and serving the Building, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant shall bear the cost of, but shall not itself perform without Landlord's prior consent, any such repairs which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or from any interior Common Area of the Building. Where Landlord performs such repairs, Tenant shall promptly pay to Landlord upon demand all costs incurred in connection therewith plus interest thereon at the Interest Rate from the demand date until paid. Without the prior written consent of the Landlord, Tenant shall not have access to the roof of the Building for any purpose whatsoever.

     12.3 Landlord's Right to Maintain or Repair. If, within five (5) days following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

ARTICLE 13: INITIAL CONSTRUCTION; ALTERATIONS

     13.1 Initial Construction. Landlord shall repair or replace carpet as needed at the commencement of the Term using building standard materials (same color and quality as previously in the Premises), shall finish any drywall work under construction using building standard materials (similar finish as previously in the Premises), and shall install one new door and casing in the room in the back of the Premises (to match the existing door(s)). Tenant shall install telephone and data cabling at its own expense. Landlord shall provide Tenant with access to the Premises ten (10) days prior to the Commencement Date for such cabling installation.

     13.2 Alterations. Tenant shall not make or permit any Alterations without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Landlord may impose any reasonable conditions to its consent, including, without limitation, (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (iii) supervision by Landlord's representative at Tenant's expense of the Alterations and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Subject to Section 13.4 herein, all Alterations and fixtures, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant.

     13.3 Liens. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within ten (10) days by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within three (3) days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of the Alterations.

     13.4 Removal of Alterations. Unless Landlord specifies at the time Landlord approves such Alterations that such Alterations shall be removed by Tenant, all or any part of the Alterations (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord so requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal before the expiration or termination of this Lease. If Tenant fails to remove such Alterations, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be, charged to Tenant and paid upon demand.

     13.5 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in Section 13.1. Landlord hereby reserves the right, from time to time, to make Alterations to the Building, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim.

ARTICLE 14: SIGNS

     No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Landlord shall, at Landlord's expense, place a Building-standard suite entry sign on the exterior of the Premises identifying Tenant's occupancy of the Premises. Any other permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building.

ARTICLE 15: TENANT'S EQUIPMENT AND PROPERTY

     15.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

     15.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed the load limits set by Landlord for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

ARTICLE 16: RIGHT OF ENTRY

     Tenant shall permit Landlord or its Agents, at any time and without notice, to enter the Premises, without diminution of Rent, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or (iv) to exhibit the same to prospective tenants during the last twelve (12) months of the Term.

ARTICLE 17: INSURANCE

     17.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefitting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

     17.2 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall have such combined single limit as reasonably required by Landlord from time to time, but in no event less than Two Million Dollars ($2,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by Landlord. Endorsements shall be obtained for cross-liability and contractual liability.

     17.3 Insurance for Personal Property. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Tenant, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property. In addition, Tenant shall, at its sole cost and expense, procure and maintain business interruption insurance in an amount not less than two (2) years Base Rent.

     17.4 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and rated not lower than A-XII in the A.M. Best Rating Guide. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord, Landlord's managing agent, and, at Landlord's request, any Mortgagee or ground lessor, as additional insured parties; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice to Landlord and, at Landlord's request, any Mortgagee. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

     17.5 Waiver of Subrogation. Each party hereby releases the other party hereto from liability for any loss or damage to any building, structure or tangible personal property, or any resulting loss of income, or losses under worker's compensation laws and benefits, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party or its agents, if such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party hereto shall have a waiver of subrogation clause (providing that such waiver of right of recovery against the other party shall not impair the effectiveness of such policy or the insured's ability to recover thereunder) included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy; if such waiver of subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

     17.6 Security. In the event that Landlord engages the services of a professional security system for the Building, it is understood that such engagement shall in no way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set out above for claims for damages or injury to any person or property.

     17.7 Landlord's Insurance. Landlord shall procure and maintain throughout the Term fire and extended coverage insurance on the Building in such coverage and amounts as reasonably determined by Landlord in its prudent management of the Building and as necessary to satisfy the requirements of Landlord's Mortgagee, if any.

ARTICLE 18: LANDLORD SERVICES AND UTILITIES

     18.1 Ordinary Services to the Premises. As long as no Event of Default has occurred and is continuing, Landlord shall furnish to the Premises throughout the Term (i) electricity, heating and air conditioning appropriate for the Permitted Use between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 8:00 a.m. and 1:00 p.m. on Saturday, except for legal holidays observed by the federal government, (ii) reasonable janitorial service, (iii) regular trash removal from the Premises, (iv) hot and cold water from points of supply,
(v) restrooms as
required by applicable code, and (vi) elevator service, if there is an elevator in the Building, provided that Landlord shall have the right to remove such elevators from service as may be required for moving, freight or for servicing or maintaining the elevators or the Building. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Building. Landlord agrees to furnish landscaping and grounds maintenance and snow clearing for the areas used in common by the tenants of the Building. The foregoing services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Expenses; provided, however, that Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other cause or causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

     18.2 After-Hours Services to the Premises. If Tenant requires or requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 18.1, then Tenant shall obtain Landlord's consent thereto and, if such consent is granted, shall pay upon demand Landlord's additional expenses resulting therefrom. The cost for after-hours service is Seventy-Five Dollars ($75.00) per hour. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service.

     18.3 Utility Charges. All telephone, electricity, gas, heat and other utility service furnished to the Premises shall be paid for directly by Tenant except to the extent the cost of same is included within, and paid for by Tenant as part of, Operating Expenses. Landlord reserves the right separately to meter or monitor the utility services provided to the Premises. The cost of any such meter shall be borne by Tenant.

ARTICLE 19: LIABILITY OF LANDLORD

     19.1 No Liability. Except where due to Landlord or its Agents' gross negligence or willful misconduct, Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto, (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service, (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area, (iv) the termination of this Lease,
(v) robbery, assault or theft, or (vi) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever. No such occurrence shall give rise to diminution or abatement of Rent or constructive eviction. Notwithstanding the foregoing, any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant; Tenant hereby expressly waives its right to recover against Landlord and its Agents therefor. Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages or business losses sustained by Tenant arising out of the loss or damage to any person or property of Tenant, or any interruption in the use of the Premises or the Common Area, for any reason. Tenant acknowledges its obligation to insure against such losses and damages.

     19.2 Indemnity. Tenant shall indemnify, defend, protect and hold Landlord and its Agents harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or its Agents, directly or indirectly, as a result of, arising from or in connection with (i) Tenant's or its Agents' use and occupancy of the Premises, the Building or the Common Area; (ii) Tenant's breach of any provision of this Lease; or (iii) any act, omission or negligence of Tenant or its Agents.

ARTICLE 20: RULES AND REGULATIONS

     Tenant and its Agents shall at all times abide by and observe the Rules and Regulations attached hereto as Exhibit C and any amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Building and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary.

ARTICLE 21: DAMAGE; CONDEMNATION

     21.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing,
(i) if more than twenty percent (20$) of the floor area of the Premises or the Building is damaged or destroyed, or (ii) if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within one hundred eighty
(180) days after the date of such damage, or (iii) if the Premises are damaged during the last two (2) Lease Years, then Landlord may terminate this Lease by notice to Tenant within sixty (60) days from the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage. All injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any non-standard tenant improvements, tenant extras or Alterations or any personal property of Tenant.

     21.2 Condemnation. If the whole or a Substantial Part of the Premises or the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

ARTICLE 22: DEFAULT

     22.1 Events of Default. Each of the following shall constitute an Event of
Default: (i) Tenant fails to pay Rent within five (5) days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within fifteen (15) days after notice from Landlord, or, if such failure cannot reasonably be corrected within fifteen (15) days, if Tenant does not begin to correct the failure within fifteen (15) days after such notice and/or does not thereafter diligently pursue the correction of such failure to completion within thirty (30) days after said notice from Landlord; (iii) Tenant abandons or vacates the Premises; (iv) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's or Guarantor's assets is appointed, or (v) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within sixty (60) days.

     22.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, in addition to all other rights and remedies provided in this Lease, at law or in equity, shall have the right to elect any or all of the following remedies:

          (i) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination;

          (ii) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord

          (iii) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or six percent (6%) per annum;

          (iv) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Landlord shall have no liability by reason of any such re-entry, repossession or removal; and/or

          (v) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions to Tenant under this Lease.

     22.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

     22.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     22.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

     22.6 Late Payment. If Tenant fails to pay any Rent within five (5) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

     22.7 Landlord Default. If Landlord shall fail to keep or perform any of its obligations under this Lease, then Tenant may (but shall not be obligated to do so) upon the continuance of such failure on Landlord's part for twenty (20) days after Landlord's receipt of notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within twenty (20) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, make such payment or perform such obligation and all sums so paid by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Interest Rate from the date of payment, shall be paid by Landlord to Tenant on demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment, and, only in the event that a judgment against Landlord is obtained, shall be entitled to offset such payment against Rent thereafter payable under this Lease.

ARTICLE 23: MORTGAGES

     23.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to any first Mortgage(s) which may now or hereafter affect such ground or underlying leases or the Land or the Building and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute promptly any instrument that Landlord or any first Mortgagee may request confirming such subordination. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser. Tenant waives its rights under any statute or law now or hereafter in effect which may give Tenant any right to terminate or otherwise adversely affect this Lease in the event any foreclosure proceeding ordered in lieu of foreclosure is brought under any Mortgage.

     23.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and- is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

     23.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises. Tenant and any Guarantor shall each, prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be requested.

ARTICLE 24: SURRENDER; HOLDING OVER

     24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

     24.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Base Rent shall be one-hundred fifty percent (150$) of the monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.

ARTICLE 25: QUIET ENJOYMENT

     Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.

ARTICLE 26: HAZARDOUS MATERIALS

     26.1 Prohibition. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for minimal quantities of such Hazardous Materials as is necessary for the operation of Tenant's office equipment.

     26.2 Compliance. Any Hazardous Material permitted on the Premises as provided in Section 26.1, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Material.

     26.3 No Contamination. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by the Landlord or any government authority) does or may, pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety or persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Building or any other real or personal property.

     26.4 Disclosure. At the commencement of each Lease Year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store, use or dispose of on the Premises in the coming Lease Year. In addition, at the commencement of each Lease Year, beginning with the second Lease Year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were actually used, stored or disposed of on the Premises if such materials were not previously identified to Landlord at the commencement of the previous Lease Year.

     26.5 Definition. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder;
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "oil, petroleum products, and their byproducts; and (d) any substance which is or becomes regulated by any federal, state or local governmental authority.

     26.6 Indemnity. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of this Article 26. Tenant shall defend, indemnify and hold harmless Landlord and its Agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including without limitation, attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (d) any violation of any laws applicable thereto. The provisions of this Section 26.6 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

ARTICLE 27: MISCELLANEOUS

     27.1 No Representations by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises shall accept the Premises and the Building in their condition existing on the date of possession, and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

     27.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

     27.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Tenant represents and warrants to Landlord that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of Tenant's representation and warranty.

     27.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within five (5) days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Base Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other certifications requested by Landlord. In addition, within five (5) days after request by Landlord, Tenant shall deliver to Landlord audited financial statements of Tenant for its most recently ended fiscal year and interim unaudited financial statements for its most recently ended quarter.

     27.5 Waiver of Jury Trial. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

     27.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent, if to Landlord to Landlord's Address specified in
Section 1.15 or if to Tenant to Tenant's Address specified in Section 1.16. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices. Notices from Landlord's managing agent shall be deemed notices from Landlord.

     27.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     27.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

     27.9 Benefit and Burden. Subject to the provisions of Article 11 and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder, and following any such assignment shall be fully released from any and all liabilities and obligations under this Lease thereafter accruing.

     27.10 Entire Agreement. This Lease (which includes the Exhibits and Riders, if any, attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

     27.11 Authority. If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

          (i) If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed, validly existing partnership qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership.

     27.12 Attorneys' Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all attorneys' fees and expenses so incurred by the prevailing party.

     27.13 Interpretation. This Lease is governed by the laws of the Commonwealth of Virginia.

     27.14 No Personal Liability Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's right of redress, execution and levy shall be limited to Landlord's equity in the Building as described in Article 1 hereof. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of First Year Base Rent or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

     27.15 Time of the Essence. Time is of the essence as to Tenant's obligations contained in this Lease.

     27.16 Force Majeure. Except for Tenant's obligations to pay Rent under this Lease, neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing party arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such loss or damage results from the willful misconduct or gross negligence of the non-prevailing party.

     27.17 Headings. Captions and headings are for convenience of reference only.

     27.18 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record this Lease or any such memorandum of this Lease.

     27.19 Landlord's Relocation Option. At any time during the Term, Landlord shall have the option to relocate Tenant, at no direct cost of Tenant, to space comparable to the Premises elsewhere in the Building or the Building located at 1761 Business Center Drive, Reston, Virginia, provided Landlord gives Tenant three (3) months' written notice. Upon relocation, such new space shall be deemed to be the "Premises" hereunder, and Tenant's Proportionate Share shall be recalculated by Landlord to equal that fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building (as reasonably determined by Landlord).

     27.20 Attorney-in-Fact. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitation, any instrument or certificate required under Article 23 or Section 27.4 hereof) within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant.

     27.21 Effectiveness. The execution of this Lease by Tenant and delivery of the same and of any Trust or Security Deposit to Landlord or its Agent does not constitute a reservation of or option for the Premises or an agreement to enter into a lease, and this Lease shall become effective only if and when Landlord executes and delivers the same to Tenant; provided, however, that execution and delivery of this Lease to Landlord or its Agent by Tenant shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.

ATTEST/WITNESS:                        LANDLORD:

                                       FAIR GROVE PROPERTIES, L.L.C.,
                                       a Delaware limited liability company
-----------------------------------

                                       By: Fair Grove Properties, Inc.
                                           its sole Member

                                           By: /s/ Joel Moody
                                               ----------------------------
                                           Name: Joel Moody, Vice President

ATTEST/WITNESS:                        TENANT:

                                       QORUS.COM,
/s/ Buddhi Athauda                     a
-----------------------------------      ----------------------------------

                                       By: /s/ Jim Blaisdell
                                           --------------------------------
                                       Name: Jim Blaisdell, Chief Executive
                                             Officer

                                    EXHIBIT A

                             (Plan Showing Premises)

                                    EXHIBIT B

                              RULES AND REGULATIONS

     The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building and become effective upon occupancy. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building. Any repeated or continuing violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of Landlord.

     Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent;
(ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators, and elevators of the Project shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licensees of Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of the Tenant. The time, routing, and manner of moving of safes or other heavy equipment shall be subject to prior approval by Landlord.

4. Only persons authorized by Landlord will be permitted to furnish newspaper, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing, and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

5. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

6. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building of its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7. Tenant shall not place or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises or the Building except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord. No trademark shall be displayed in any event.

8. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

9. Landlord shall have the right to exclude any person from the Building other than during the customary business hours as set forth in the Lease, and any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security service for the Premises, Tenant shall have the right with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Building of any person. In case of invasion, mob, riot or public excitement, the Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Building and property of persons therein.

10. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, [Page missing from original.]

17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school or for any use other than those specifically granted in this lease.

18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

19. The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building or at such other address as may be designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibrations, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portion portions of the Building or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration.

21. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

22. Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

24.  Tenant shall at all times keep the Premises neat and orderly.

25. All request for overtime air conditioning or heating must be submitted to the Management office by no later than 2:00 p.m. on the last prior business day.

26. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind.